                               POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Earl Hunt, Amit Joshi and
Kristin Hester with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Trustee and/or officer of Apollo Debt Solutions BDC, (i) the registration statement on Form N-2 or any other appropriate form (including amendments or supplements thereto), to be filed with the United States
Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, as applicable or (ii) any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States
Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS HEREOF I have executed this instrument as of the 23rd day of March,
2023.

/s/ Ryan Del Giudice
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Ryan Del Giudice